UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices)  (Zip Code)

(763) 551-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (e)    Effective July 31, 2014, Mr. Pete Michielutti, age 58, was promoted to the position of Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Michielutti joined the Company in April 2012 as Senior Vice President, Chief Financial Officer. Prior to joining the Company, Mr. Michielutti served as Senior Vice President, Chief Financial Officer at CSM Corporation, a commercial real estate company, where he was employed from September 2009 to April 2012. Prior to joining CSM Corporation, Mr. Michielutti was self-employed as an independent consultant from April 2009 to September 2009. Prior to that, he served as an executive and chief financial officer of a number of retail companies, including Fingerhut Companies, Whitehall Jewelers and Wilson's Leather, as well as positions with U.S. Bancorp and Household International, Inc. Mr. Michielutti is not related to any officer or director of the Company.
In connection with Mr. Michielutti’s promotion to Executive Vice President, Chief Operating Officer and Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors approved increases in Mr. Michielutti's annual salary and target bonus percentage, and also approved two equity awards to Mr. Michielutti. Effective August 17, 2014, (i) Mr. Michielutti's annual salary will be increased to $500,000; (ii) his annual incentive bonus at target under the Company's fiscal 2014 Annual Incentive Program will be increased to 75% of his annual salary earned; and (iii) he will receive two equity awards, to be granted under the Company’s 2014 Stock Incentive Plan. The equity awards consist of (x) a performance-based restricted stock unit award for the performance period of fiscal 2014-2015 under the Company's long-term equity incentive program for the current fiscal year ("LTIP") valued at $100,000 at target based on the fair market value ("FMV") of one share of the Company's common stock on the date of grant, such grant to be made and be effective on August 17, 2014; and (y) a performance-based restricted stock unit award for the performance period of fiscal 2014-2016 under the Company’s LTIP valued at $150,000 at target based on the FMV of one share of common stock on the date of grant (the “$150,000 Grant”), such grant to be made and be effective on August 17, 2014. With respect to each of the $100,000 Grant and the $150,000 Grant, the performance-based restrictions will lapse and the restricted stock units ("RSU's") converted into shares of the common stock of the Company, or the RSU's will be forfeited, following a determination by the Compensation Committee after the completion of the applicable performance period as to whether, and to what extent, the Company’s performance has met or exceeded the performance targets upon which the award is based.

Other than as set forth above, and as has been previously disclosed by the Company, Mr. Michielutti is not a party to any transaction with the Company.

Item 7.01	Regulation FD Disclosure.

On August 1, 2014, the Company announced Mr. Michielutti’s promotion to Executive Vice President, Chief Operating Officer and Chief Financial Officer in a press release being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
This Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Christopher & Banks Corporation Press Release dated August 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: August 4, 2014	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President,
General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
July 31, 2014	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

99.1	Christopher & Banks Corporation Press Release dated August 1, 2014

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